Exhibit  25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK  NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Susan C. Merker
U.S. Bank National Association
225 Asylum Street
Hartford, CT  06103
(860) 241-6815

(Name, address and telephone number of agent for service)

Duane Reade Inc.
Duane Reade

(Issuer with respect to the Securities)

Delaware New York	04-3164702 11-2731721
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

440 Ninth Avenue New York, NY 10001	10001
(Address of Principal Executive Offices)	(Zip Code)

Senior Secured Floating Rate Notes due 2010

(Title of the Indenture Securities)

FORM T-1

Item 1.                                   GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                        Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)                       Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                                   AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15                                      Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                            LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.                         A copy of the Articles of Association of the Trustee.*

2.                         A copy of the certificate of authority of the Trustee to commence business.*

3.                         A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.                         A copy of the existing bylaws of the Trustee.*

5.                         A copy of each Indenture referred to in Item 4.  Not applicable.

6.                         The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.                         Report of Condition of the Trustee as of June 30, 2005 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*  Incorporated by reference to Amendment No. 2 Registration Number 333-128217.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Hartford, State of Connecticut on the 2nd of December, 2005.

		By:	/s/ Susan C. Merker
Susan C. Merker
Vice President

By:	/s/ Elizabeth C. Hammer
Elizabeth C. Hammer
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  December 2, 2005

		By:	/s/ Susan C. Merker
Susan C. Merker
Vice President

By:	/s/ Elizabeth C. Hammer
Elizabeth C. Hammer
Vice President

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 6/30/2005

($000’s)

6/30/2005
Assets
Cash and Due From Depository Institutions	$6,450,815
Federal Reserve Stock	0
Securities	42,078,340
Federal Funds	3,154,120
Loans & Lease Financing Receivables	129,709,823
Fixed Assets	2,193,705
Intangible Assets	10,387,232
Other Assets	9,503,538
Total Assets	$203,477,573

Liabilities
Deposits	$128,180,426
Fed Funds	16,063,915
Treasury Demand Notes	0
Trading Liabilities	153,065
Other Borrowed Money	25,358,095
Acceptances	94,841
Subordinated Notes and Debentures	6,808,639
Other Liabilities	6,051,172
Total Liabilities	$182,710,153

Equity
Minority Interest in Subsidiaries	$1,024,947
Common and Preferred Stock	18,200
Surplus	11,804,040
Undivided Profits	7,920,233
Total Equity Capital	$20,767,420

Total Liabilities and Equity Capital	$203,477,573

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Richard Prokosch
Vice President

Date: December 2, 2005